Exhibit 10.15
VERAZ NETWORKS, INC.
2003 ISRAELI SHARE OPTION PLAN
A. NAME AND PURPOSE
     1.     Name: This plan, as amended from time to time, shall be known as the “Veraz Networks, Inc. 2003 Israeli Share Option Plan” (the “Plan”).
     2.     Purpose: The purpose and intent of the Plan is to provide incentives to employees, directors, consultants and contractors of Veraz Networks, Inc., a company incorporated under the laws of the State of Delaware (the “Company”), or any subsidiary or affiliate thereof (where applicable in this Plan, the term “Company” shall include any subsidiary or affiliate of the Company), by providing them with opportunities to purchase shares of common stock, par value of USD 0.001 each (the “Shares”) of the Company, pursuant to a plan approved by the Board of Directors of the Company (the “Board”) which is designed to benefit from, and is made pursuant to, the provisions of either Section 102 or Section 3(9) of the Israeli Income Tax Ordinance [New Version] 1961 (the “Ordinance”), as applicable, and the rules and regulations promulgated thereunder.
B. GENERAL TERMS AND CONDITIONS OF THE PLAN
     3.     Administration:
          3.1     The Board may appoint a Share Incentive Committee, which will consist of such number of Directors of the Company, as may be fixed from time to time by the Board. The Board shall appoint the members of the committee, may from time to time remove members from, or add members to, the Committee and shall fill vacancies in the Committee however caused. The Plan will be administered by the Share Incentive Committee or other committee of the Board, and until the Board delegates administration to such committee, by the Board (collectively - the “Committee”).
          3.2     The Committee shall select one of its members as its Chairman and shall hold its meetings at such times and places, as it shall determine. Actions taken by a majority of the members of the Committee, at a meeting at which a majority of its members is present, or acts reduced to, or approved in, writing by all members of the Committee, shall be the valid acts of the Committee. The Committee may appoint a Secretary, who shall keep records of its meetings and shall make such rules and regulations for the conduct of its business, as it shall deem advisable.
          3.3     Subject to the general terms and conditions of this Plan and applicable law, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine (i) the persons (“Grantees”) to whom options to purchase Shares (the “Options”) shall be granted, (ii) the number of Shares subject to each Option, (iii) the time or times at which the same shall be granted, (iv) the schedule and conditions on which such Options may be exercised and on which such Shares shall be paid for, and/or (v) any other matter which is necessary or desirable for, or incidental to, the administration of the Plan. In determining the number of Shares subject to the Options to be granted to each Grantee, the Committee may

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consider, among other things, the Grantee’s salary and the duration of the Grantee’s employment by the Company.
          3.4     Subject to the general terms and conditions of the Plan and the Ordinance, the Committee shall have the full authority in its discretion, from time to time and at any time, to determine:
               (a)     with respect to the grant of 102 Options (as defined in Section 5.1(a)(i) below) — whether the Company shall elect the “Ordinary Income Route” under Section 102(b)(1) of the Ordinance (the “Ordinary Income Route”) or the “Capital Gains Route” under Section 102(b)(2) of the Ordinance (the “Capital Gains Route”) (the Ordinary Income Route and the Capital Gains Route together — the “Taxation Routes”) for the grant of 102 Options, and the identity of the trustee who shall be granted such 102 Options in accordance with the provisions of this Plan and the then prevailing Taxation Route; or — whether 102 Options will not be granted to a trustee, as detailed in Section 102(c) of the Ordinance;
                    In the event the Committee determines that the Company shall elect one of the Taxation Routes for the grant of 102 Options, the Company shall be entitled to change such election only following the lapse of one year from the end of the tax year in which 102 Options are first granted under the then prevailing Taxation Route; and
               (b)     with respect to the grant of 3(9) Options (as defined in Section 5.1(a)(ii) below) - whether or not 3(9) Options shall be granted to a trustee in accordance with the terms and conditions of this Plan, and the identity of the trustee who shall be granted such 3(9) Options in accordance with the provisions of this Plan.
          3.5     The Committee may, from time to time, adopt such rules and regulations for carrying out the Plan as it may deem necessary. No member of the Board or of the Committee shall be liable for any act or determination made in good faith with respect to the Plan or any Option granted thereunder.
          3.6     The interpretation and construction by the Committee of any provision of the Plan or of any Option thereunder shall be final and conclusive and binding on all parties who have an interest in the Plan or any Option or Share issuance thereunder unless otherwise determined by the Board.
     4.     Eligible Grantees:
          4.1     The Committee, at its discretion, may grant Options to any employee, director, consultant or contractor of the Company.
          4.2     The grant of an Option to a Grantee hereunder, shall neither entitle such Grantee to participate, nor disqualify him from participating, in any other grant of options pursuant to this Plan or any other share option plan of the Company.

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5.     Grant of Options, Issuance of Shares, Dividends and Shareholder Rights:
          5.1     Grant of Options and Issuance of Shares.
               (a)     Subject to the provisions of the Ordinance and applicable law,
                    (i)     all grants of Options to employees, directors and office holders of the Company, other than to a Controlling Shareholder of the Company (i.e., “Baal Shlita”, as such term is defined in the Ordinance), shall be made only pursuant to the provisions of Section 102 of the Ordinance and the rules and regulations promulgated thereunder (“102 Options”), or any other section of the Ordinance that will be relevant for such issuance in the future; and
                    (ii)     all grants of Options to consultants, contractors or Controlling Shareholders of the Company shall be made only pursuant to the provisions of Section 3(9) of the Ordinance and the rules and regulations promulgated thereunder (“3(9) Options”), or any other section of the Ordinance that will be relevant for such issuance in the future.
               (b) Subject to Sections 7.1 and 7.2 hereof, the effective date of the grant of an Option (the “Date of Grant”) shall be the date specified by the Committee in its determination relating to the award of such Option. The Committee shall promptly give the Grantee written notice (the “Grant Notice”) of the grant of an Option and a written agreement between the Company and the Grantee evidencing the terms and conditions of an individual Option grant shall be entered into (the “Option Agreement”). Each Option Agreement shall be subject to the terms and conditions of the Plan.
               (c)     Trust. In the event Options are granted under the Plan to a trustee designated by the Committee in accordance with the provisions of Section 3.4 hereof and, with respect to 102 Options, approved by the Israeli Commissioner of Income Tax (the “Trustee”), the Trustee shall hold each such Option and the Shares issued upon exercise thereof in trust (the “Trust”) for the benefit of the Grantee in respect of whom such Option was granted (the “Beneficial Grantee”).
                    In accordance with Section 102 of the Ordinance and the rules and regulations promulgated thereunder, the tax treatment of 102 Options (and any Shares received upon exercise of such Options) in accordance with the Ordinary Income Route or Capital Gains Route, as applicable, shall be contingent upon the Trustee holding such 102 Options for a period of at least (i) one year from the end of the tax year in which the 102 Options are granted, if the Company elects the Ordinary Income Route, or (ii) two years from the end of the tax year in which the 102 Options are granted, if the Company elects the Capital Gains Route, or (iii) such other period as shall be available under applicable law or as shall be approved by the Israeli Commissioner of Income Tax.
                    All certificates representing Shares issued to the Trustee under the Plan shall be deposited with the Trustee, and shall be held by the Trustee until such time that such Shares are released from the Trust as herein provided.

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               (d)     Subject to the terms hereof, and specifically subject to the provisions of Section 9.4 below, at any time after the options have vested, upon the written request of any Beneficial Grantee, the Trustee shall release from the Trust the Options granted, and/or the Shares issued, on behalf of such Beneficial Grantee, by executing and delivering to the Company such instrument(s) as the Company may require, giving due notice of such release to such Beneficial Grantee, provided, however, that the Trustee shall not so release any such Options and/or Shares to such Beneficial Grantee unless the latter, prior to, or concurrently with, such release, provides the Trustee with evidence, satisfactory in form and substance to the Trustee, that all taxes, if any, required to be paid upon such release have, in fact, been paid.
          5.2     Dividend. All Shares issued upon the exercise of Options granted under the Plan shall entitle the Beneficial Grantee thereof to receive dividends with respect thereto. For so long as Shares issued to the Trustee on behalf of a Beneficial Grantee are held in the Trust, the dividends paid or distributed with respect thereto shall be remitted to the Trustee for the benefit of such Beneficial Grantee or distributed directly to such Beneficial Grantee, as shall be solely determined by the Committee prior to each such distribution or payment.
          5.3     Shareholder Rights. The holder of an Option shall have no shareholder rights with respect to the Shares subject to the Option until such person shall have exercised the Option, paid the exercise price and become the recordholder of the purchased Shares.
     6.     Reserved Shares: The Board may increase or decrease the number of Shares to be reserved under the Plan. The Committee shall have full authority in its discretion to determine that the Company may issue, for the purposes of this Plan, unissued Shares or previously issued Shares that shall have been or may be reacquired by the Company. All Shares under the Plan, in respect of which the right hereunder of a Grantee to purchase the same shall, for any reason, terminate, expire or otherwise cease to exist, shall again be available for grant through Options under the Plan.
     7.     Grant of Options:
          7.1     The implementation of the Plan and the granting of any Option under the Plan shall be subject to the Company’s procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Options granted under it and the Shares issued pursuant to it.
          7.2     Without derogating from the foregoing, the Committee in its discretion may, subject to the provisions of the Ordinance, award to Grantees Options available under the Plan, provided however, that 102 Options granted under one of the Taxation Routes may be granted to the Trustee only following the fulfillment of any procedure required by the Ordinance or any rules or regulations promulgated thereunder.
          7.3     The Grant Notice and/or Option Agreement shall include, inter alia, the number of Shares subject to each Option, the vesting schedule, the dates when the Options may be exercised, the exercise price, whether the Options granted thereby are 102 Options or 3(9) Options, and such other terms and conditions as the Committee at its discretion may prescribe, including but not limited to right of repurchase and/or right of first refusal provisions, provided

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that they are consistent with this Plan. Each Grant Notice and Option Agreement evidencing a 102 Option shall, in addition, be subject to the provisions of the Ordinance applicable to such options.
          7.4     Vesting. Without derogating from the rights and powers of the Committee under Section 7.3 hereof, unless otherwise specified by the Committee, the Options shall be for a term of ten (10) years, and, unless determined otherwise by the Committee, the schedule pursuant to which such Options shall vest, and the Beneficial Grantee thereof shall be entitled to pay for and acquire the Shares, shall be such that the Shares subject to each Option shall be fully vested on the first business day following the passing of four (4) years from the Date of Grant (the “Vesting Period”) as follows: 25% of the Shares subject to the Options shall vest on the first anniversary of the Adoption Date and 1/36 of the remaining Shares subject to such Options shall vest on the last day of each month, during thirty six (36) months following the first anniversary of the Adoption Date (the “Adoption Date” for the purpose of this Plan means the Date of Grant or any other date determined by the Committee for a given grant of Options).
               “Vesting Period” of an Option means, for the purpose of the Plan and its related instruments, the period between the Adoption Date and the date on which the holder of an Option may exercise the rights awarded pursuant to terms of the Option.
          7.5     Acceleration of Vesting. Anything herein to the contrary in this Plan notwithstanding, the Committee shall have full authority to determine any provisions regarding the acceleration of the Vesting Period of any Option or the cancellation of all or any portion of any outstanding restrictions with respect to any Option or Share upon certain events or occurrences, and to include such provisions in the Grant Notice and Option Agreement on such terms and conditions as the Committee shall deem appropriate.
     8.     Exercise Price: The exercise price per Share subject to each Option shall be determined by the Committee in its sole and absolute discretion; provided, however, that such exercise price shall not be less than the par value of the Shares into which such Option is exercisable.
     9.     Exercise of Options:
          9.1     Options shall be exercisable pursuant to the teems under which they were awarded and subject to the terms and conditions of the Plan.
          9.2     The exercise of an Option shall be made by a written notice of exercise (the “Notice of Exercise”) delivered by the Beneficial Grantee (or, with respect to Options held in the Trust, by the Trustee upon receipt of written instructions from the Beneficial Grantee) to the Company at its principal executive office or to the principle office of the Company’s subsidiary, Veraz Networks Ltd., specifying the number of Shares to be purchased and accompanied by the payment therefor, and containing such other terms and conditions as the Committee shall prescribe from time to time.
          9.3     Anything herein to the contrary notwithstanding, but without derogating from the provisions of Section 10 hereof, if any Option has not been exercised and the Shares subject thereto not paid for within ten (10) years after the Date of Grant (or any shorter period set

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forth in the Grant Notice or Option Agreement), such Option and the right to acquire such Shares shall terminate, all interests and rights of the Grantee in and to the same shall ipso facto expire, and, in the event that in connection therewith any Options are still held in the Trust as aforesaid, the Trust with respect thereto shall ipso facto expire, and the Shares subject to such Options shall again be available for grant through Options under the Plan, as provided for in Section 6 herein.
          9.4     Each payment for Shares shall be in respect of a whole number of Shares, and shall be effected in cash or by a bank’s check payable to the order of the Company, or such other method of payment acceptable to the Company.
     10.     Termination of Employment:
          10.1     Definitions.
               “Continuous Service” means that the Grantee’s service with the Company, whether as an employee, director or consultant, is not interrupted or terminated. A change in the capacity in which the Grantee renders service to the Company as an employee, director or consultant or a change in the entity for which the Grantee renders such service, provided that there is no interruption or termination of the Grantee’s service with the Company, shall not terminate a Grantee’s Continuous Service. For example, a change in status from an employee of the Company to a consultant or a Director shall not constitute an interruption of Continuous Service. The Board or the chief executive officer of the Company, in that party’s sole discretion, may determine whether Continuous Service shall be considered interrupted in the case of any leave of absence approved by that party, including sick leave, military leave or any other personal leave. Notwithstanding the foregoing, a leave of absence shall be treated as Continuous Service for purposes of vesting in an Option only to such extent as may be provided in the Company’s leave of absence policy or in the written terms of the Grantee’s leave of absence.
               “Disability” means the inability of a person, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of that person’s position with the Company because of the sickness or injury of the person.
          10.2     Termination of Continuous Service. In the event that a Grantee’s Continuous Service terminates (other than upon the Grantee’s death or Disability), the Grantee may exercise his or her Option (to the extent that the Grantee was entitled to exercise such Option as of the date of termination) but only within such period of time ending on the earlier of (i) the date three (3) months following the termination of the Grantee’s Continuous Service (or such longer or shorter period specified in the Option Agreement, which period shall not be less than thirty (30) days unless such termination is for cause), or (ii) the expiration of the term of the Option as set forth in the Grant Notice or Option Agreement. If, after termination, the Grantee does not exercise his or her Option within the time specified in the Grant Notice or Option Agreement, the Option shall terminate.
          10.3     Extension of Termination Date. A Grantee’s Option Agreement may also provide that if the exercise of the Option following the termination of the Grantee’s Continuous Service (other than upon the Grantee’s death or Disability) would be prohibited at any time solely because the issuance of Shares would violate registration requirements under any

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applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 9.3 or (ii) the expiration of a period of three (3) months after the termination of the Grantee’s Continuous Service during which the exercise of the Option would not be in violation of such registration requirements.
          10.4     Disability of Grantee. In the event that a Grantee’s Continuous Service terminates as a result of the Grantee’s Disability, the Grantee may exercise his or her Option (to the extent that the Grantee was entitled to exercise such Option as of the date of termination), but only within such period of time ending on the earlier of (i) the date twelve (12) months following such termination (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (ii) the expiration of the term of the Option as set forth in the Grant Notice or Option Agreement. If, after termination, the Grantee does not exercise his or her Option within the time specified herein, the Option shall terminate.
          10.5     Death of Grantee. In the event that (i) a Grantee’s Continuous Service terminates as a result of the Grantee’s death or (ii) the Grantee dies within the period (if any) specified in the Option Agreement after the termination of the Grantee’s Continuous Service for a reason other than death, then the Option may be exercised (to the extent the Grantee was entitled to exercise such Option as of the date of death) by the Grantee’s estate, by a person who acquired the right to exercise the Option by will or by the laws of descent and distribution, but only within the period ending on the earlier of (1) the date eighteen (18) months following the date of death (or such longer or shorter period specified in the Option Agreement, which period shall not be less than six (6) months) or (2) the expiration of the term of such Option as set forth in the Grant Notice or Option Agreement. If, after death, the Option is not exercised within the time specified herein, the Option shall terminate.
     11.     Capitalization Adjustments, Liquidation and Corporate Transaction:
          11.1     Definitions:
               “Corporate Transaction” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
               (i)     a sale or other disposition of all or substantially all, as determined by the Board in its discretion, of the consolidated assets of the Company and its subsidiaries;
               (ii)     a sale or other disposition of at least eighty percent (80%) of the outstanding securities of the Company;
               (iii)     a merger, consolidation or similar transaction following which the Company is not the surviving corporation; or
               (iv)     a merger, consolidation or similar transaction following which the Company is the surviving corporation but the shares of common stock of the Company outstanding immediately preceding the merger, consolidation or similar transaction are converted or exchanged by virtue of the merger, consolidation or similar transaction into other property, whether in the form of securities, cash or otherwise.

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          11.2     Capitalization Adjustments. Subject to any required action by the shareholders of the Company, the number of Shares subject to each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per share of Shares subject to each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares or the payment of a stock dividend (bonus shares) with respect to the Shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.
          11.3     Liquidation. Unless otherwise provided by the Board, in the event of the proposed dissolution or liquidation of the Company, all outstanding Options will terminate immediately prior to the consummation of such proposed action. In such case, the Committee may declare that any Option shall terminate as of a date fixed by the Committee and give each Grantee the right to exercise his Option, including any Option which would not otherwise be exercisable.
          11.4     Corporate Transaction. In the event of a Corporate Transaction, any surviving corporation or acquiring corporation may assume any or all Options outstanding under the Plan or may substitute similar options for Options outstanding under the Plan (it being understood that similar options include, but are not limited to, options to acquire the same consideration paid to the stockholders or the Company, as the case may be, pursuant to the Corporate Transaction). In the event that any surviving corporation or acquiring corporation does not assume any or all such outstanding Options or substitute similar options for such outstanding Options, then with respect to Options that have been neither assumed nor substituted and that are held by Grantees whose Continuous Service has not terminated prior to the effective time of the Corporate Transaction, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall (contingent upon the effectiveness of the Corporate Transaction) be accelerated in full to a date prior to the effective time of such Corporate Transaction as the Board shall determine (or, if the Board shall not determine such a date, to the date that is five (5) days prior to the effective time of the Corporate Transaction), and the Options shall terminate if not exercised (if applicable) at or prior to such effective time. With respect to any other Options outstanding under the Plan that have been neither assumed nor substituted, the vesting of such Options (and, if applicable, the time at which such Options may be exercised) shall not be accelerated unless otherwise provided in a written agreement between the Company and the holder of such Option, and such Options shall terminate if not exercised (if applicable) prior to the effective time of the Corporate Transaction.
          11.5     The grant of Options under the Plan shall in no way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or

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to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.
     12.     Limitations on Transfer:
          12.1     Non Transferability. No Option shall be assignable or transferable by the Grantee to whom granted otherwise than by will or the laws of descent and distribution, and an Option may be exercised during the lifetime of the Grantee only by such Grantee or by such Grantee’s guardian or legal representative. The terms of such Option shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee.
          12.2     Underwriter’s Lock-up. If requested by any managing underwriter, each Grantee so requested shall enter into a lock-up agreement pursuant to which he or she will not, for a period of 120 days following the effective date of a registration statement for any primary or secondary public offering of Shares (or for a period of 180 days following the initial public offering of Shares) and for such reasonable period of time prior to the effective date of such registration statement as such underwriter may specify, offer, sell or otherwise dispose of any Shares, except any Shares sold pursuant to such registration statement, without the prior consent of such underwriter.
     13.     Term, Approval and Amendment of the Plan:
          13.1     The Plan shall take effect upon its adoption by the Board and shall terminate on the tenth anniversary of such date. Notwithstanding the foregoing, in the event that approval of the Plan by the shareholders of the Company is required under applicable law, in connection with the application of certain tax treatment or pursuant to applicable stock exchange rules or regulations or otherwise, such approval shall be obtained within the time required under the applicable law. All Options outstanding at the time of termination of the Plan shall continue to have full force and effect in accordance with the provisions of the Plan and the documents evidencing such Options.
          13.2     Subject to applicable laws, the Board shall have complete and exclusive power and authority to amend or modify the Plan in any or all respects, provided, however, that, unless otherwise determined by the Board, an amendment which requires shareholder approval in order for the Plan to continue to comply with any law, regulation or stock exchange requirement shall not be effective unless approved by the requisite vote of shareholders. However, no such amendment or modification shall adversely affect any rights and obligations with respect to Options at the time outstanding under the Plan, unless the Grantee consents to such amendment or modification.
     14.     Withholding and Tax Consequences: The Company’s obligation to deliver Shares upon the exercise of any Options granted under the Plan shall be subject to the satisfaction of all applicable income tax and other compulsory payments withholding requirements. All tax consequences and obligations regarding any other compulsory payments arising from the grant or exercise of any Option, from the payment for, or the subsequent disposition of, Shares subject thereto or from any other event or act (of the Company or the Grantee) hereunder, shall be borne solely by the Grantee, and the Grantee shall indemnify the

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Company and/or the Trustee, as applicable, and hold them harmless against and from any and all liability for any such tax or other compulsory payment, or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax or other compulsory payment from any payment made to the Grantee.
     15.     Miscellaneous:
          15.1     Continuance of Employment. Neither the Plan nor the grant of an Option thereunder shall impose any obligation on the Company to continue the employment or service of any Grantee. Nothing in the Plan or in any Option granted thereunder shall confer upon any Grantee any right to continue in the employ or service of the Company for any period of specific duration, or interfere with or otherwise restrict in any way the right of the Company to terminate such employment or service at any time, for any reason, with or without cause.
          15.2     Governing Law. The Plan and all instruments issued thereunder or in connection therewith, shall be governed by, and interpreted in accordance with, the laws of the State of Israel.
          15.3     Use of Funds. Any proceeds received by the Company from the sale of Shares pursuant to the exercise of Options granted under the Plan shall be used for general corporate purposes of the Company.
          15.4     Multiple Agreements. The terms of each Option may differ from other Options granted under the Plan at the same time, or at any other time. The Committee may also grant more than one Option to a given Grantee during the term of the Plan, either in addition to, or in substitution for, one or more Options previously granted to that Grantee. The grant of multiple Options may be evidenced by a single Grant Notice/Option Agreement or multiple Notices of Grant/Option Agreements, as determined by the Committee.
          15.5     Non-Exclusivity of the Plan. The adoption of the Plan by the Board shall not be construed as amending, modifying or rescinding any previously approved incentive arrangement or as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

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